Exhibit 99.1

For Immediate Release

MAGUIRE PROPERTIES REPORTS SECOND QUARTER 2008
FINANCIAL RESULTS

LOS ANGELES, July 28, 2008 – Maguire Properties, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended June 30, 2008.

Significant Second Quarter and Recent Events

▪
During the second quarter, we completed new leases and renewals for approximately 770,000 square feet (including our pro rata share of our joint venture properties).  In the Los Angeles central business district, we leased approximately 298,000 square feet to Latham & Watkins LLP at KPMG Tower, which is an increase of approximately 22,000 square feet compared to their previous lease at US Bank Tower.  Latham & Watkins LLP’s new lease expires in 2025.  In Orange County, we leased approximately 78,000 square feet to Raytheon at Brea Financial Commons, bringing this property to 90.7% leased as of June 30, 2008.  We also leased approximately 50,000 square feet to CH2M Hill at Griffin Towers, expiring in 2018.

▪
On July 8, 2008, we announced that we had entered into an agreement on June 26, 2008 to sell Main Plaza in Orange County for approximately $211 million to Shorenstein Properties LLC (including transferring nearly $10 million of restricted cash reserves to Shorenstein and Shorenstein’s assumption of approximately $161 million of existing project-level financing).  The sale is subject to Shorenstein’s assumption of the existing project debt, as well as customary closing conditions.  We expect the transaction to close in the third quarter of 2008. Net proceeds totaling approximately $48 million will be used for general corporate purposes.  During the second quarter, we recorded a $51.9 million non-cash impairment charge related to the disposition of this property.

▪
During the second quarter, we reorganized our management team by making certain changes in executive leadership and returned the Company’s headquarters to Downtown Los Angeles.  We recorded $15.6 million of costs in connection with changes in management and the relocation of our corporate offices to Downtown Los Angeles, in addition to $1.9 million associated with the Company’s previous strategic alternative initiative.

Second Quarter 2008 Financial Results

▪
Net loss available to common stockholders for the quarter ended June 30, 2008 was $110.6 million, or $2.32 per share, compared to net loss available to common stockholders of $24.4 million, or $0.52 per share, for the quarter ended June 30, 2007.  Our earnings in the second quarter of 2008 were negatively impacted by a $51.9 million impairment charge recorded in connection with the pending sale of Main Plaza and $17.5 million of costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.

▪
Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended June 30, 2008 was a deficit of $(56.4) million, or $(1.18) per diluted share, compared to a deficit of $(2.4) million, or $(0.05) per diluted share, for the quarter ended June 30, 2007.  Our share of FFO before specified items was $4.5 million, or $0.09 per diluted share, for the quarter ended June 30, 2008, compared to $12.5 million, or $0.27 per diluted share, for the quarter ended June 30, 2007.

▪
For new leases completed during the quarter, cash rent growth for our Effective Portfolio was 21%, compared to cash rents on those spaces immediately prior to their expiration, and GAAP rent growth was 37% compared to prior GAAP rents.  Within the Los Angeles central business district, cash rent growth was 13% and GAAP rent growth was 34%.  Within Orange County, cash rent growth was 26% and GAAP rent growth was 38%.

The weighted average number of common and common equivalent shares used to calculate basic and diluted earnings per share for the quarters ended June 30, 2008 and 2007 was 47,615,421 and 46,678,583, respectively, due to our net loss position during both periods.  Our diluted number of common and common equivalent shares outstanding used to calculate FFO before specified items for the quarters ended June 30, 2008 and 2007 was 47,875,984 and 46,891,402, respectively.

As of June 30, 2008, our portfolio was comprised of whole or partial interests in approximately 36 million square feet, consisting of 39 office and retail properties totaling approximately 21 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 15 million square feet, which accommodates almost 48,000 vehicles.  We have two projects under development that total approximately 387,000 square feet of office space.  We also own undeveloped land that we believe can support up to approximately 17 million square feet of office, hotel, retail, residential and structured parking.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Tuesday, July 29, 2008, to discuss the financial results of the second quarter and provide a company update.  The conference call can be accessed by dialing (866) 394-8461 (Domestic) or (706) 758-3042 (International), ID number 56385831.  The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.maguireproperties.com, or through CCBN at www.fulldisclosure.com.

A replay of the conference call will be available approximately two hours following the call through July 31, 2008.  To access this replay, dial (800) 642-1687 (Domestic) or (706) 645-9291 (International).  The required passcode for the replay is ID number 56385831.  The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.maguireproperties.com, or through CCBN at www.fulldisclosure.com.

About Maguire Properties, Inc.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with the potential failure to effectively manage our growth and expansion into new markets, to identify properties to acquire, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 28, 2008.  The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties, Inc.
Peggy Moretti
Senior Vice President, Investor and Public Relations
(213) 613-4558

MAGUIRE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except share data)

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Investments in real estate	$5,492,942	$5,439,044
Less: accumulated depreciation	(552,300)	(476,337)
Net investments in real estate	4,940,642	4,962,707

Cash and cash equivalents	98,096	174,847
Restricted cash	210,286	239,245
Rents and other receivables, net	27,650	30,422
Deferred rents	57,486	49,292
Due from affiliates	2,440	1,740
Deferred leasing costs and value of in-place leases, net	173,030	192,269
Deferred loan costs, net	34,172	38,725
Acquired above-market leases, net	23,733	28,058
Other assets	9,753	14,148
Investment in unconsolidated joint ventures	14,886	18,325
Total assets	$5,592,174	$5,749,778

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Mortgage and other secured loans	$5,052,546	$5,003,341
Accounts payable and other liabilities	208,044	202,509
Dividends and distributions payable	3,177	24,888
Capital leases payable	4,514	5,232
Acquired below-market leases, net	135,268	155,824
Total liabilities	5,403,549	5,391,794

Minority interests, with an aggregate redemption value of $81.2 million and $218.3 million as of June 30, 2008 and December 31, 2007, respectively	–	14,670
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized;
7.625% Series A Cumulative Redeemable Preferred Stock,
$25.00 liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common stock, $0.01 par value, 100,000,000 shares authorized;
47,980,465 and 47,185,636 shares issued and outstanding at
June 30, 2008 and December 31, 2007, respectively	480	472
Additional paid-in capital	694,626	691,518
Accumulated deficit and dividends	(490,954)	(331,735)
Accumulated other comprehensive loss, net	(15,627)	(17,041)
Total stockholders’ equity	188,625	343,314
Total liabilities, minority interests and stockholders’ equity	$5,592,174	$5,749,778

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Revenue:
Rental	$91,235	$88,425	$183,393	$146,173
Tenant reimbursements	26,616	27,709	55,382	48,374
Hotel operations	6,986	7,061	13,867	13,249
Parking	13,895	11,785	28,105	22,035
Management, leasing and development services	1,857	3,403	3,814	4,870
Interest and other	3,315	3,377	7,052	4,976
Total revenue	143,904	141,760	291,613	239,677

Expenses:
Rental property operating and maintenance	33,227	29,919	67,992	53,054
Hotel operating and maintenance	4,567	4,391	8,982	8,390
Real estate taxes	14,876	12,699	29,120	20,435
Parking	4,224	3,667	8,489	6,672
General and administrative	27,071	11,152	43,745	18,915
Other expense	1,405	1,042	2,933	1,178
Depreciation and amortization	51,027	54,919	104,135	83,896
Impairment of long-lived assets	51,898	–	51,898	–
Interest	67,947	62,103	137,696	92,101
Loss from early extinguishment of debt	–	8,336	–	8,336
Total expenses	256,242	188,228	454,990	292,977
Loss from continuing operations before equity in net loss
of unconsolidated joint venture and minority interests	(112,338)	(46,468)	(163,377)	(53,300)
Equity in net loss of unconsolidated joint venture	(388)	(531)	(664)	(1,238)
Minority interests allocated to continuing operations	6,864	7,034	14,354	8,709
Loss from continuing operations	(105,862)	(39,965)	(149,687)	(45,829)

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate and minority interests	–	(10,395)	–	(12,660)
Gain on sale of real estate	–	33,890	–	33,890
Minority interests allocated to discontinued operations	–	(3,194)	–	(2,886)
Income from discontinued operations	–	20,301	–	18,344

Net loss	(105,862)	(19,664)	(149,687)	(27,485)
Preferred stock dividends	(4,766)	(4,766)	(9,532)	(9,532)

Net loss available to common stockholders	$(110,628)	$(24,430)	$(159,219)	$(37,017)

Basic and diluted loss per common share:
Loss from continuing operations available to common stockholders	$(2.32)	$(0.95)	$(3.37)	$(1.18)
Income from discontinued operations	–	0.43	–	0.39
Net loss available to common stockholders	$(2.32)	$(0.52)	$(3.37)	$(0.79)
Weighted average number of common shares outstanding	47,615,421	46,678,583	47,298,976	46,628,601

MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Reconciliation of net loss to funds from operations:

Net loss available to common stockholders	$(110,628)	$(24,430)	$(159,219)	$(37,017)

Add: Depreciation and amortization of real estate assets	50,888	56,925	103,883	89,491
Depreciation and amortization of real estate assets -
unconsolidated joint venture (a)	2,377	2,428	4,680	4,879
Minority interests	(6,864)	(3,840)	(14,354)	(5,823)

Deduct: Gain on sale of real estate	–	33,890	-	33,890

Funds from operations available to common stockholders
and unit holders (FFO) (b)	$(64,227)	$(2,807)	$(65,010)	$17,640

Company share of FFO (c) (d)	$(56,383)	$(2,426)	$(57,061)	$15,238

FFO per share - basic	$(1.18)	$(0.05)	$(1.21)	$0.33
FFO per share - diluted	$(1.18)	$(0.05)	$(1.21)	$0.33

Weighted average number of common shares outstanding - basic	47,615,421	46,678,583	47,298,976	46,628,601
Weighted average number of common and common
equivalent shares outstanding - diluted	47,875,984	46,891,402	47,587,431	46,858,813

Reconciliation of FFO to FFO before specified items: (e)

FFO available to commons stockholders and unit holders (FFO)	$(64,227)	$(2,807)	$(65,010)	$17,640
Add: Loss from early extinguishment of debt included in continuing operations	–	8,336	–	8,336
Loss from early extinguishment of debt included in discontinued operations	–	8,891	–	8,891
Impairment of long-lived assets	51,898	–	51,898	–
Costs associated with strategic alternatives and management changes (f)	17,490	–	23,892	–

FFO before specified items	$5,161	$14,420	$10,780	$34,867

Company share of FFO before specified items (c) (d)	$4,531	$12,461	$9,400	$30,125

FFO per share before specified items - basic	$0.10	$0.27	$0.20	$0.65
FFO per share before specified items - diluted	$0.09	$0.27	$0.20	$0.64
__________
(a)	Amount represents our 20% ownership interest in our joint venture with Macquarie Office Trust.

(b)
Funds from Operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements.  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs' FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our operating partnership of approximately 87.8% and 86.4% for the three months ended June 30, 2008 and 2007, respectively.

(d)	Based on a weighted average interest in our operating partnership of approximately 87.2% and 86.4% for the six months ended June 30, 2008 and 2007, respectively.

(e)
Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to it maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Per the NAREIT definition, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management believes that both gains on disposal and impairment losses should be excluded from the calculation of FFO because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

(f)
Additionally, during the first and second quarters of 2008, we have excluded from the calculation of FFO costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee's review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of FFO would make it difficult for investors to determine funds generated by our ongoing business operations.